Exhibit 10.33(r)

AMENDMENT No. 18 TO PURCHASE AGREEMENT GPJ-003/96

This Amendment No. 18 ("Amendment 18") dated as of November 17, 2000 is between EMBRAER - Empresa Brasileira de Aeronautica S.A. ("EMBRAER") and Continental Express, Inc. ("BUYER" ), collectively hereinafter referred to as the "PARTIES", and relates to Purchase Agreement No. GPJ-003/96, as amended from time to time together with its Attachments, (collectively referred to as the "BASE Agreement") and, Letter Agreements GPJ-004/96 dated August 5, 1996 and GPJ-004A/96 dated August 31, 1996 as amended from time to time (collectively referred to with this Amendment No. 18 and the BASE Agreement as the "EMB-145 Purchase Agreement") for the purchase of up to two hundred and twenty five (225) new EMB-145 aircraft (the "AIRCRAFT").

This Amendment 18 sets forth the further agreement between EMBRAER and BUYER relative to the delivery dates in 2001. All terms defined in the EMB-145 Purchase Agreement shall have the same meaning when used herein and in case of any conflict between this Amendment 18 and the EMB-145 Purchase Agreement, this Amendment 18 shall control.

NOW, THEREFORE, for good and valuable consideration, which is hereby acknowledged, EMBRAER and BUYER hereby agree as follows:

  Item "a" of Article 5 - DELIVERY, of the EMB-145 Purchase Agreement, is hereby amended to read in its entirety as follows:

AIRCRAFT: Subject to payment in accordance with Article 4 hereof and compliance with the conditions of this Agreement, the AIRCRAFT shall be made available for delivery by EMBRAER to BUYER in F.A.F. (Fly Away Factory) condition, at São José dos Campos, State of São Paulo, Brazil, according to the following schedule:

a.1. 2000 LR AIRCRAFT Deliveries

LR Aircraft	LR Aircraft Contractual Delivery Dates	LR Aircraft	LR Aircraft Contractual Delivery Dates
65th	June 09, 2000	73rd	August 24, 2000
66th	June 21, 2000	74th	August 31, 2000
67th	June 28,2000	75th	September 14, 2000
68th	July 07, 2000	76th	September 20, 2000
69th	July 14, 2000	77th	September 25, 2000
70th	July 21, 2000	78th	November 09, 2000
71st	August 10, 2000	79th	December 14, 2000
72nd	August 17, 2000

a.2. 2001 LR AIRCRAFT Deliveries

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2. All other terms and conditions of the EMB-145 Purchase Agreement, which are not specifically amended by this Amendment 18, shall remain in full force and effect without any change.

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment 18 to the EMB-145 Purchase Agreement to be effective as of the date first written above.

EMBRAER - Empresa Brasileira CONTINENTAL EXPRESS, INC.

de Aeronautica S.A.

By : /s/ Frederico Fleury Curado By : /s/ Fred S. Cromer

Name : Frederico Fleury Curado Name : Fred S. Cromer

Title : Executive Vide President Title : VP & CFO

By : /s/ Flavio Rimoli

Name : Flavio Rimoli

Title : Director of Contracts

Date: Nov. 17, 2000 Date: Nov. 10, 2000

Place : S. J. Campos - Brazil Place : Houston, Texas

Witness: /s/ Jose Luis D. Molina Witness: /s/ Amy K. Sedano

Name : Jose Luis D. Molina Name : Amy K. Sedano